The Class A-6 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.


SUPPLEMENT

TO PROSPECTUS SUPPLEMENT DATED February 22, 1994 (To Prospectus dated January 14, 1994)

                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
              (formerly known as Countrywide Funding Corporation)
                          Seller and Master Servicer

               Mortgage Pass-Through Certificates, Series 1994-8

                          -------------------------





                          The Class A-6 Certificates

o This supplement relates to the offering of the Class A-6 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A-6 certificates. Additional information is contained in the prospectus supplement dated February 22, 1994 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 14, 1994. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2000, the class certificate balance of the Class A-6 certificates was approximately $19,133,631.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-6 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

October 10, 2000

                               THE MORTGAGE POOL

         As of September 1, 2000 (the "Reference Date"), the Mortgage Pool included approximately 340 Mortgage Loans having an aggregate Stated Principal Balance of approximately $70,148,306.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                            September 1, 2000

Total Number of Mortgage Loans...................................................                  340
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 0.59%
         60-90 days..............................................................                 0.00%
         91 days or more (excluding pending foreclosures)........................                 0.00%
                                                                                                  -----
         Total Delinquencies.....................................................                 0.59%
                                                                                                  =====
Foreclosures Pending.............................................................                 0.00%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 0.59%
                                                                                                  =====

--------------
(1)......As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $16.801 billion at February 29, 2000 and to approximately $18.122 billion at May 31, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                                 As of
                                                                        At February 28, (29),                   May 31,
                                                      1997           1998           1999           2000          2000
                                                     ----           ----           ----           ----          ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days.............................      0.65%          1.08%         1.03%           1.37%         1.33%
         60-89 days.............................      0.15           0.16          0.18            0.22          0.23
         90 days or more (excluding pending
              foreclosures).....................      0.16           0.16          0.12            0.16          0.16
                                                      ----           ----          ----            ----          ----
         Total of delinquencies.................      0.96%          1.40%         1.33%          1.75%         1.75%
                                                      ====           ====          =====           ====          ====
Foreclosures pending............................      0.17%          0.17%         0.14%           0.16%         0.16%
                                                      ====           ====          ====            ====          ====
Total delinquencies and foreclosures pending          1.13%          1.57%         1.47%           1.92%         1.19%
                                                      ====           ====          ====            ====          ====
Net Gains/(Losses) on liquidated loans (1) .....  ($2,812,000)   ($2,662,000)  ($3,704,605)    ($3,076,240)  ($674,934)
Percentage of Net Gains/(Losses) on liquidated
     loans (1)(2) ..............................     (0.032)%       (0.024)%      (0.028)%        (0.017)%      (0.004)%
Percentage of Net Gains/(Losses) on liquidated
     loans (based on average outstanding
     principal balance)(1) .....................     (0.033)%       (0.027)%      (0.028)%        (0.018)%      (0.004)%
-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999, to approximately $249.9 billion at February 29, 2000 and to approximately $261.8 billion at May 31, 2000.


                                                                                                              As of
                                                                    At February 28, (29),                     May 31,
                                                       1997            1998           1999         2000        2000
                                                       ----            ----           ----         ----        -----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days..............................      2.26%          2.68%           3.05%         3.40%       2.75%
         60-89 days..............................      0.52           0.58            0.21          0.25        0.69
         90 days or more (excluding pending
              foreclosures)......................      0.66           0.65            0.29          0.32        0.69
                                                       ----           ----            ----          ----        ----
         Total of delinquencies..................      3.44%          3.91%           3.55%         3.97%       4.12%
                                                       ====           ====            ====          ====        ====
         Foreclosures pending....................      0.71%          0.45%           0.31%         0.39%       0.35%
                                                       ====           ====            ====          ====        ====
         Total delinquencies and foreclosures
              pending............................      4.15%          4.36%           3.86%         4.36%       4.48%
                                                       ====           ====            ====          ====        ====

                   DESCRIPTION OF THE CLASS A-6 CERTIFICATES

         The Class A-6 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-6 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

         As of September 25, 2000 (the "Certificate Date"), the Class Certificate Balance of the Class A-6 Certificates was approximately $19,133,631, evidencing a beneficial ownership interest of approximately 27.68% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $67,108,223 and evidenced in the aggregate a beneficial ownership interest of approximately 95.67% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $3,040,083, and evidenced in the aggregate a beneficial ownership interest of approximately 4.33% in the Trust Fund. For additional information with respect to the Class A-6 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:



                                                                           Original Term to       Remaining Term to
  Principal Balance         Mortgage Rate          Net Mortgage Rate     Maturity (in months)    Maturity (in months)
-------------------         -------------          -----------------     --------------------    --------------------
   $4,576,575.60            6.1575960927%            5.8945960927%               180                     99
  $65,571,730.19            6.8421152824%            6.5791152824%               180                     99


(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the Class Certificate Balance of the Class A-6 Certificates is $19,133,630.82 (ix) interest accrues on the Class A-6 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the scheduled balances for the related Classes are as set forth in the Principal Balance Schedules, (xii) the closing date of the sale of the Class A-6 Certificates is October 10, 2000,
(xiii) the Seller is not required to repurchase or substitute for any Mortgage Loan and (xiv) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination". While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 330% SPA assumes prepayment rates will be 0.66% per annum in month one, 1.32% per annum in month two, and increasing by 0.66% in each succeeding month until reaching a rate of 19.8% per annum in month 30 and remaining constant at 19.8% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class A-6 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.

                         Percent of Class Certificate
                             Balance Outstanding*


                                                       Class A-6
                                                 SPA Prepayment Assumption
                                          ----------------------------------------
          Distribution Date               0%     100%     330%      600%      750%
          -----------------               --     ----     ----      ----      ----
Initial Percent..................          48      47       45       42        40
October 25, 2001.................          40      30        7        0         0
October 25, 2002.................          24       9        0        0         0
October 25, 2003.................           6       0        0        0         0
October 25, 2004.................           0       0        0        0         0
October 25, 2005.................           0       0        0        0         0
October 25, 2006.................           0       0        0        0         0
October 25, 2007.................           0       0        0        0         0
October 25, 2008.................           0       0        0        0         0
October 25, 2009.................           0       0        0        0         0
October 25, 2010.................           0       0        0        0         0
October 25, 2011.................           0       0        0        0         0
October 25, 2012.................           0       0        0        0         0
October 25, 2013.................           0       0        0        0         0
October 25, 2014.................           0       0        0        0         0
October 25, 2015.................           0       0        0        0         0
October 25, 2016.................           0       0        0        0         0
October 25, 2017.................           0       0        0        0         0
October 25, 2018.................           0       0        0        0         0
October 25, 2019.................           0       0        0        0         0
October 25, 2020.................           0       0        0        0         0
October 25, 2021.................           0       0        0        0         0
October 25, 2022.................           0       0        0        0         0
October 25, 2023.................           0       0        0        0         0
October 25, 2024.................           0       0        0        0         0
                                            -       -        -        -         -
Weighted Average Life (years) **.          2.0     1.4      0.7      0.4       0.3

--------------------------
* As of the original issuance date. Rounded to the nearest
whole percentage.
**  Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $1,647,907.30, $100,000 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-6 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         The IRS issued final regulations on January 27, 1994 under Sections 1271 through 1273 and 1275 (the "OID Regulations"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In addition , the IRS issued final regulations (the "Contingent Regulations") on June 11, 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6), such as the Class A-6 Certificates. In addition, the OID Regulations do not adequately address the calculation of income with respect to prepayable securities such as the Class A-6 Certificates.

         On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Class A-6 Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         The Class A-6 Certificates will represent qualifying assets under
Section 856(c)(4)(A). However, the Small Business and Job Protection Act of 1996, as part of the repeal of the bad debt reserve for thrift institutions, repealed the application of Section 593(d) for tax years beginning after December 31, 1995.

         The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts and gave the IRS authority to modify the definition of U.S. person with respect to partnerships. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-6 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemption will apply to the acquisition and holding of Class A-6 Certificates by Plans and that all conditions of the Exemption other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

         The Class A-6 Certificates are currently rated "AAA" by Fitch IBCA, Inc. and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-6 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.


                                   EXHIBIT 1

                                 Mortgage Rates(1)
-----------------------------------------------------------------------------------
        Mortgage Rates            Number of        Aggregate               Percent of
                                   Mortgage        Principal                Mortgage
                                    Loans           Balance                   Pool
                                                  Outstanding

6.000                                       4         $884,208.25             1.26%
6.125                                       5        1,614,731.24             2.30%
6.250                                      10        2,077,636.11             2.96%
6.375                                      12        2,339,298.40             3.33%
6.500                                      58       12,840,066.49            18.30%
6.625                                      32        6,528,420.08             9.31%
6.750                                      57       13,015,994.86            18.55%
6.875                                      39        7,208,155.22            10.28%
7.000                                      52       10,331,681.53            14.73%
7.125                                      20        3,543,617.68             5.05%
7.250                                      31        5,751,567.90             8.20%
7.375                                       6          967,017.43             1.38%
7.500                                      10        2,014,693.44             2.87%
7.750                                       3          598,173.26             0.85%
8.000                                       1          433,043.90             0.62%
------------------------------------------------------------------------------------
                          Total           340      $70,148,305.79           100.00%
====================================================================================
(1)  As of the Reference Date, the weighted average Mortgage Rate of the
     Mortgage Loans is approximately 6.797% per annum.


                         Current Mortgage Loan Balances(1)
------------------------------------------------------------------------------------
       Current Mortgage           Number of        Aggregate         Percent of
       Loan Balances(1)           Mortgage     Principal Balance    Mortgage Pool
                                    Loans         Outstanding

       $0   --     $50,000                  8         $188,516.65             0.27%
   $50,001  --    $100,000                 23        1,971,050.03             2.81%
  $100,001  --    $150,000                 43        5,708,293.00             8.14%
  $150,001  --    $200,000                128       22,069,008.49            31.46%
  $200,001  --    $250,000                 62       13,717,080.79            19.55%
  $250,001  --    $300,000                 30        8,151,024.73            11.62%
  $300,001  --    $350,000                 19        6,193,502.82             8.83%
  $350,001  --    $400,000                 11        4,103,137.53             5.85%
  $400,001  --    $450,000                  8        3,443,099.56             4.91%
  $450,001  --    $500,000                  1          463,011.95             0.66%
  $500,001  --    $550,000                  3        1,564,117.92             2.23%
  $550,001  --    $600,000                  2        1,139,960.06             1.63%
  $600,001  --    $650,000                  1          612,548.61             0.87%
   $750,001  -- $1,000,000                  1          823,953.65             1.17%
------------------------------------------------------------------------------------
                          Total           340      $70,148,305.79           100.00%
====================================================================================
(1)  As of the Reference Date, the average current Mortgage Loan principal balance is approximately $206,318.55


                           Loan -To-Value Ratios(1)
-------------------------------------------------------------------------------
Loan-To-Value Ratios (%)    Number of       Aggregate Principal      Percent of
                          Mortgage Loans    Balance Outstanding    Mortgage Pool

50.00 and below                       58         $11,787,249.78         16.80%
 50.01 to 55.00                       22           4,762,675.26          6.79%
 55.01 to 60.00                       31           6,766,445.74          9.65%
 60.01 to 65.00                       34           8,048,397.65         11.47%
 65.01 to 70.00                       57          10,702,525.15         15.26%
 70.01 to 75.00                       60          12,571,818.64         17.92%
 75.01 to 80.00                       63          12,813,251.30         18.27%
 80.01 to 85.00                        3             566,255.73          0.81%
 85.01 to 90.00                       12           2,129,686.54          3.04%
-------------------------------------------------------------------------------
                    Total            340         $70,148,305.79        100.00%
===============================================================================
(1)  At the Reference Date, the weighted average Loan-to-Value of the Mortgage
     Loans is approximately 64.68%.


                   Documentation Program for Mortgage Loans

-------------------------------------------------------------------------------
     Type of Program         Number of     Aggregate Principal     Percent of
                             Mortgage      Balance Outstanding      Mortgage
                               Loans                                  Pool

Full                                 169          $35,448,510.03       50.53%
Alternative                          128           27,750,276.61       39.56%
Reduced                               28            3,628,016.89        5.17%
Streamlined                           15            3,321,502.26        4.73%
-------------------------------------------------------------------------------
                     Total          340            $70,148,305.79      100.00%
===============================================================================

                         Type of Mortgaged Properties

-------------------------------------------------------------------------------
      Property Type          Number of     Aggregate Principal     Percent of
                             Mortgage      Balance Outstanding      Mortgage
                               Loans                                  Pool
Single Family                        277           $57,586,883.38       82.09%
Condominium                            4               606,921.03        0.87%
Planned Unit Development              59            11,954,501.38       17.04%
-------------------------------------------------------------------------------
                     Total          340            $70,148,305.79      100.00%
===============================================================================

                              Occupancy Types(1)
-------------------------------------------------------------------------------
      Occupancy Type         Number of     Aggregate Principal    Percent of
                             Mortgage      Balance Outstanding   Mortgage Pool
                               Loans

Primary Residence                    334          $69,005,896.61        98.37%
Second Residence                       6            1,142,409.18         1.63%
-------------------------------------------------------------------------------
                     Total          340           $70,148,305.79       100.00%
===============================================================================
(1) Based upon representations of the related Mortgagors at the time of origination.


                          Purpose of Mortgage Loans

-------------------------------------------------------------------------------
       Loan Purpose          Number of      Aggregate Principal    Percent of
                             Mortgage       Balance Outstanding     Mortgage
                               Loans                                  Pool
Purchase                              30             $6,714,993.38       9.57%
Refinance (rate/term)                210             42,457,744.46      60.53%
Refinance (cash out)                 100             20,975,567.95      29.90%
-------------------------------------------------------------------------------
                     Total

                          340                       $70,148,305.79     100.00%
===============================================================================


                               Terms to Maturity(1)
---------------------------------------------------------------------------------
    Remaining Terms to       Number of      Aggregate Principal      Percent of
    Maturity (Months)        Mortgage       Balance Outstanding     Mortgage Pool
                               Loans


101                                    1               $209,610.94           0.30%
100                                  206             43,122,051.85         61.47%
99                                   101             21,491,924.16         30.64%
98                                    18              2,910,556.63          4.15%
97                                    10              1,832,699.66          2.61%
96                                     2                301,640.77          0.43%
95                                     1                119,401.54          0.17%
94                                     1                160,420.24          0.23%
----------------------------------------------------------------------------------
                     Total          340             $70,148,305.79        100.00%
==================================================================================
(1)  As of the Reference Date, the weighted average remaining terms to maturity of the Mortgage Loans is approximately 99 months.


                  State Distribution of Mortgaged Properties(1)
-----------------------------------------------------------------------------------
       State                Number of      Aggregate Principal    Percent of
                             Mortgage       Balance Outstanding     Mortgage
                               Loans                                  Pool

Arizona                               11            $1,880,605.79            2.68%
California                            75            17,549,202.53           25.02%
Connecticut                           10             2,088,912.44            2.98%
Florida                               21             4,325,746.31            6.17%
Georgia                               12             2,125,028.16            3.03%
Hawaii                                 6             1,545,250.38            2.20%
Illinois                              25             4,770,942.75            6.80%
Maryland                              17             2,711,261.05            3.87%
Massachusetts                         35             6,385,269.16            9.10%
New Jersey                            21             3,575,962.53            5.10%
New York                              26             6,220,412.09            8.87%
Pennsylvania                          11             2,162,993.59            3.08%
Texas                                  8             2,464,456.51            3.51%
Other (less than 2%)                  62            12,342,262.50           17.59%
-----------------------------------------------------------------------------------
                     Total

                          340                      $70,148,305.79          100.00%
===================================================================================
(1)  Other includes 24 other states and the District of Columbia with under
     1.92% concentration individually.

                                   EXHIBIT 2


                                                    Distribution Date: 9/25/00
THE
BANK OF
NEW
YORK

101 BARCLAY STREET
NEW YORK, NY  10286

Attn: Courtney Bartholomew
      212-815-5795

                                                     CWMBS INC
                                        MORTGAGE PASS THROUGH CERTIFICATES
                                                   SERIES 1994-8

                                Certificateholder Monthly Distribution Summary


                                                                     Pass                                             Current
                               Class     Certificate   Beginning    Through    Principal    Interest       Total      Realized
   Class         Cusip      Description   Rate Type     Balance    Rate (%)   Distribution Distribution Distribution   Losses
   -----         -----      -----------  -----------   ---------   --------   ------------ ------------ ------------  --------

    Al         126690UX2      Senior     Fix-30/360          0.00   4.750000         0.00         0.00          0.00    0.00
    A2         126690UY0      Senior     Fix-30/360          0.00   5.450000         0.00         0.00          0.00    0.00
    A3         126690UZ7      Senior     Fix-30/360  5,600,495.04   5.900000   419,703.86    27,535.77    447,239.63    0.00
    A4         126690VAI      Senior     Var-30/360    224,019.85   7.175000    16,788.15     1,339.45     18,127.61    0.00
    A5         126690VB9     Strip IO    Var-30/360    224,019.85   1.325000         0.00       247.36        247.36    0.00
    A6         126690VC7      Senior     Fix-30/360 19,741,034.71   6.000000   607,403.89    98,705.17    706,109.06    0.00
    A7         126690VD5      Senior     Fix-30/360 20,346,035.30   6.000000         0.00   101,730.18    101,730.18    0.00
    A8         126690VE3      Senior     Var-30/360 14,773,424.01   7.675000         0.00    94,488.36     94,488.36    0.00
    A9         126690VF0      Senior     Var-30/360  7,386,712.01   2.650000         0.00    16,312.32     16,312.32    0.00
    PO         126690VH6      Senior     Fix-30/360     81,036.95   0.000000       638.54         0.00        638.54    0.00
    AR         126690VJ2      Senior     Fix-30/360          0.00   6.000000         0.00         0.07          0.07    0.00

     M         126690VK9     Mezzanine   Fix-30/360    559,423.21   6.000000     6,106.48     2,797.12      8,903.59    0.00
    B1         126690VL7      Junior     Fix-30/360  1,787,882.47   6.000000    19,515.93     8,939.41     28,455.35    0.00
    B2            N/A         Junior     Fix-30/360    614,584.76   6.000000     6,708.60     3,072.92      9,781.53    0.00
    B3            N/A         Junior     Fix-30/360    111,743.70   6.000000     1,219.76       558.72      1,778.48    0.00

  Totals                                            71,226,392.01            1,078,085.21   355,726.85  1,433,812.08    0.00

                            Cumulative
                Ending        Realized
  Class        Balance          Losses
  -----         ------      ----------

   Al                0.00         0.00
   A2                0.00         0.00
   A3        5,180,791.18         0.00
   A4          207,231.70         0.00
   A5          207,231.70         0.00
   A6       19,133,630.82         0.00
   A7       20,346,035.30         0.00
   A8       14,773,424.01         0.00
   A9        7,386,712.01         0.00
   PO           80,398.41         0.00
   AR                0.00         0.00

    M          553,316.74         0.00
   B1        1,768,366.53         0.00
   B2          607,876.15         0.00
   B3          110,523.94    13,085.18

 Totals     70,148,306.79    13,085.18



                                                   Distribution Date: 9/25/00
THE
BANK OF
NEW
YORK

101 BARCLAY STREET
NEW YORK, NY  10286

Attn: Courtney Bartholomew
      212-815-5795

                                                     CWMBS INC
                                        MORTGAGE PASS THROUGH CERTIFICATES
                                                   SERIES 1994-8

                                           Principal Distribution Detail


                            Original      Beginning    Scheduled              Unscheduled       Net        Current      Ending
                           Certificate   Certificate   Principal   Accretion   Principal     Principal    Realized    Certificate
   Class        Cusip        Balance       Balance    Distribution Principal  Adjustments   Distribution   Losses      Balance
   -----        -----      -----------   -----------  ------------ ---------  -----------   ------------  --------    -----------
    Al        126690UX2   18,760,000.00          0.00          0.00       0.00          0.00          0.00    0.00          0.00
    A2        126690UY0   28,498,000.00          0.00          0.00       0.00          0.00          0.00    0.00          0.00
    A3        126690UZ7   22,222,000.00  5,600,495.04    419,703.86       0.00          0.00    419,703.86    0.00  5,180,791.18
    A4        126690VAI   16,538,440.00    224,019.85     16,788.15       0.00          0.00     16,788.15    0.00    207,231.70
    A5        126690VB9   16,538,440.00    224,019.85          0.00       0.00          0.00          0.00    0.00    207,231.70
    A6        126690VC7   39,600,000.00 19,741,034.71    607,403.89       0.00          0.00    607,403.89    0.00  19,133,630.8
    A7        126690VD5   20,500,000.00 20,346,035.30          0.00       0.00          0.00          0.00    0.00  20,346,035.3
    A8        126690VE3   16,014,000.00 14,773,424.01          0.00       0.00          0.00          0.00    0.00  14,773,424.0
    A9        126690VF0    8,007,000.00  7,386,712.01          0.00       0.00          0.00          0.00    0.00  7,386,712.01
    PO        126690VH6      157,506.00     81,036.95        638.54       0.00          0.00        638.54    0.00     80,398.41
    AR        126690VJ2        1,000.00          0.00          0.00       0.00          0.00          0.00    0.00          0.00

     M        126690VK9      876,686.00    559,423.21      6,106.48       0.00          0.00      6,106.48    0.00    553,316.74
    BI        126690VL7    2,801,835.00  1,787,882.47     19,515.93       0.00          0.00     19,515.93    0.00  1,768,366.53
    B2           N/A         963,131.00    614,584.76      6,708.60       0.00          0.00      6,708.60    0.00    607,876.15
    B3           N/A         175,114.94    111,743.70      1,219.76       0.00          0.00      1,219.76    0.00    110,523.94

  Totals                 175,114,712.94  1,226,392.01  1,078,085.21       0.00          0.00  1,078,085.21    0.00 70,148,306.79



                        Ending
                   Certificate
   Class                Factor
   -----           -----------

    Al           0.00000000000
    A2           0.00000000000
    A3           0.23313793448
    A4           0.01253030493
    A5           0.01253030493
    A6           0.48317249543
    A7           0.99248952683
    A8           0.92253178531
    A9           0.92253178594
    PO           0.51044667688
    AR           0.00000000000

     M           0.63114585516
    BI           0.63114585033
    B2           0.63114587096
    B3           0.63115083677

  Totals



                                                    Distribution Date: 9/25/00
THE
BANK OF
NEW
YORK

101 BARCLAY STREET
NEW YORK, NY  10286

Attn: Courtney Bartholomew
      212-815-5795

                                                     CWMBS INC
                                        MORTGAGE PASS THROUGH CERTIFICATES
                                                   SERIES 1994-8

                                           Interest Distribution Detail

                                                                                                Net
              Beginning       Pass         Accrued    Cumulative                 Total      Prepayment    Unscheduled
             Certificate     Through       Optimal      Unpaid     Deferred     Interest        Int        Interest      Interest
   Class       Balance      Rate (%)      Interest     Interest    Interest       Due        Shortfall    Adjustment       Paid
   -----     -----------    --------      --------    ----------   --------     --------    ----------    -----------    --------

    Al              0.00       4.750000         0.00         0.00       0.00          0.00         0.00           0.00        0.00
    A2              0.00       5.450000         0.00         0.00       0.00          0.00         0.00           0.00        0.00
    A3      5,600,495.04       5.900000    27,535.77         0.00       0.00     27,535.77         0.00           0.00   27,535.77
    A4        224,019.85       7.175000     1,339.45         0.00       0.00      1,339.45         0.00           0.00    1,339.45
    A5        224,019.85       1.325000       247.36         0.00       0.00        247.36         0.00           0.00      247.36
    A6     19,741,034.71       6.000000    98,705.17         0.00       0.00     98,705.17         0.00           0.00   98,705.17
    A7     20,346,035.30       6.000000   101,730.18         0.00       0.00    101,730.18         0.00           0.00  101,730.18
    A8     14,773,424.01       7.675000    94,488.36         0.00       0.00     94,488.36         0.00           0.00   94,488.36
    A9      7,386,712.01       2.650000    16,312.32         0.00       0.00     16,312.32         0.00           0.00   16,312.32
    PO         81,036.95       0.000000         0.00         0.00       0.00          0.00         0.00           0.00        0.00
    AR              0.00       6.000000         0.00         0.00       0.00          0.00         0.00           0.00        0.07

     M        559,423.21       6.000000     2,797.12         0.00       0.00      2,797.12         0.00           0.00    2,797.12
    B1      1,787,882.47       6.000000     8,939.41         0.00       0.00      8,939.41         0.00           0.00    8,939.41
    B2        614,584.76       6.000000     3,072.92         0.00       0.00      3,072.92         0.00           0.00    3,072.92
    B3        111,743.70       6.000000       558.72         0.00       0.00        558.72         0.00           0.00      558.72

  Totals   71,226,392.01                  355,726.78         0.00       0.00    355,726.78         0.00           0.00  355,726.85

                                                    Distribution Date: 9/25/00
THE
BANK OF
NEW
YORK

101 BARCLAY STREET
NEW YORK, NY  10286

Attn: Courtney Bartholomew
     212-815-5795

                                                     CWMBS INC
                                        MORTGAGE PASS THROUGH CERTIFICATES
                                                   SERIES 1994-8

                                            Current Payment Information
                                                Factors per $1,000

                                  Original    Beginning Cert.                              Ending Cert.       Pass
                                Certificate      Notional       Principal     Interest       Notional        Through
      Class           Cusip       Balance         Balance      Distribution Distribution     Balance        Rate (%)
      -----           -----     -----------   --------------   ------------ ------------   ------------     --------
       Al           126690UX2   18,760,000.00     0.000000000   0.000000000   0.000000000      0.000000000      4.750000
       A2           126690UY0   28,498,000.00     0.000000000   0.000000000   0.000000000      0.000000000      5.450000
       A3           126690UZ7   22,222,000.00   252.024797048  18.886862569   1.239121919    233.137934479      5.900000
       A4           126690VA1   16,538,440.00    13.545403957   1.015099030   0.080990228     12.530304927      7.175000
       A5           126690VB9   16,538,440.00    13.545403957   0.000000000   0.014956384     12.530304927      1.325000
       A6           126690VC7   39,600,000.00   498.510977451  15.338482018   2.492554887    483.172495433      6.000000
       A7           126690VD5   20,500,000.00   992.489526829   0.000000000   4.962447634    992.489526829      6.000000
       A8           126690VE3   16,014,000.00   922.531785313   0.000000000   5.900359544    922.531785313      7.675000
       A9           126690VF0    8,007,000.00   922.531785937   0.000000000   2.037257694    922.531785937      2.650000
       PO           126690VH6      157,506.00   514.500716015   4.054039137   0.000000000    510.446676878      0.000000
       AR           126690VJ2        1,000.00     0.000000000   0.000000000   0.065506907      0.000000000      6.000000

        M           126690VK9      876,686.00   638.111266389   6.965411230   3.190556332    631.145855159      6.000000
       BI           126690VL7    2,801,835.00   638.111261502   6.965411177   3.190556308    631.145850326      6.000000
       B2              N/A         963,131.00   638.111282369   6.965411404   3.190556412    631.145870965      6.000000
       B3              N/A         175,114.94   638.116302977   6.965466208   3.190581515    631.150836770      6.000000

     Totals                    175,114,712.94   406.741334376   6.156451345   2.031393274    400.584882973

BANK OF
NEW
YORK

101 BARCLAY STREET
NEW YORK, NY  10286
Attn: Courtney Bartholomew
      212-815-5795

                                                     CWMBS INC
                                        MORTGAGE PASS THROUGH CERTIFICATES
                                                   SERIES 1994-8

Pool Level Data

Distrbution Date                                                                        9/25/00
Cut-off Date                                                                           2/ 1 /94
Determination Date                                                                     9/ 1 /00
Accrual Period             Begin                                                       8/ 1 /00
                           End                                                         9/ 1 /00
Number of Days in Accrual Period                                                             31

                             Collateral Information

Group 1
-------

Cut-Off Date Balance                                                             175,114,712.94

Beginning Aggregate Pool Stated Principal Balance                                 71,226,391.00
Ending Aggregate Pool Stated Principal Balance                                    70,148,305.79

Beginning Aggregate Certificate Stated Principal Balance                          71,226,392.00
Ending Aggregate Certificate Stated Principal Balance                             70,148,306.79

Beginning Aggregate Loan Count                                                              345
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement               5
Ending Aggregate Loan Count                                                                 340

Beginning Weighted Average Loan Rate (WAC)                                            6.797217%
Ending Weighted Average Loan Rate (WAC)                                               6.797456%

Beginning Net Weighted Average Loan Rate                                              6.534217%
Ending Net Weighted Average Loan Rate                                                 6.534456%

Weighted Average Maturity (WAM) (Months)                                                    281

Servicer Advances                                                                      6,231.67

Aggregate Pool Prepayment                                                            501,417.46
Pool Prepayment Rate                                                                 8.1282 CPR


                            Certificate Information

Group 1
-------

Senior Percentage                                                                  95.6797824210%
Senior Prepayment Percentage                                                       98.2719129684%

Subordinate Percentage                                                              4.3202175790%
Subordinate Prepayment Percentage                                                   1.7280870316%

Certificate Account

Beginning Balance                                                                            0.00

Deposit

Payments of Interest and Principal                                                   1,480,248.38

BANK OF
NEW
YORK

101 BARCLAY STREET
NEW YORK, NY  10286

Attn: Courtney Bartholomew
      212-815-5795

                                                     CWMBS INC
                                        MORTGAGE PASS THROUGH CERTIFICATES
                                                   SERIES 1994-8

Liquidation Proceeds                                                                                          0.00
All Other Proceeds                                                                                            0.00
Other Amounts                                                                                                 0.00

Total Deposits                                                                                        1,480,248.38

Withdrawals

Reimbursement of Servicer Advances                                                                            0.00
Payment of Master Servicer Fees                                                                          46,436.32
Payment of Sub Servicer Fees                                                                                  0.00
Payment of Other Fees                                                                                    47,207.94
Payment of Insurance Premiums)                                                                                0.00
Payment of Personal Mortgage Insurance                                                                        0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                              0.00
Payment of Principal and Interest                                                                     1,433,812.05

Total Withdrawals                                                                                     1,527,456.32

Ending Balance                                                                                               -0.00

Prepayment Compensation

Total Gross Prepayment Interest Shortfall                                                                    516.30
Compensation for Gross PPIS from Servicing Fees                                                              516.30
Other Gross PPIS Compensation                                                                                  0.00

Total Net PPIS (Non-Supported PPIS)                                                                            0.00

Master Servicing Fees Paid                                                                                46,436.32
Sub Servicing Fees Paid                                                                                        0.00
Insurance Pn:mium(s) Paid                                                                                      0.00
Personal Mortgage Insurance Fees Paid                                                                          0.00
Other Fees Paid                                                                                           47,207.94

Total Fees                                                                                                93,644.27
                            Delinquency Information
Group 1
-------

Delinquency                          30 - 59 Days                60 - 89 Days                90+ Days        Totals
-----------                          ------------                ------------                --------        ------
Scheduled Principal Balance            431,952.96                        0.00                    0.00    431,952.96
Percentage of Total Pool Balance       0.615771 %                   0.000000%               0.000000%     0.615771%
Number of Loans                                 2                           0                       0             2
Percentage of Total Loans               0.588235%                   0.000000%               0.000000%     0.588235%

Foreclosure
-----------
Scheduled Principal Balance                  0.00                        0.00                    0.00          0.00
Percentage of Total Pool Balance        0.000000%                   0.000000%               0.000000%     0.000000%

BANK OF
NEW
YORK

101 BARCLAY STREET
NEW YORK, NY  10286
Attn: Courtney Bartholomew
      212-815-5795

                                                     CWMBS INC
                                        MORTGAGE PASS THROUGH CERTIFICATES
                                                   SERIES 1994-8

Foreclosure
-----------

Number of Loans                                        0                     0                     0                     0
Percentage of Total Loans                      0.000000%             0.000000%             0.000000%             0.000000%

Bankruptcy
----------

Scheduled Principal Balance                         0.00                  0.00                  0.00                  0.00
Percentage of Total Pool Balance               0.000000%             0.000000%             0.000000%             0.000000%
Number of Loans                                        0                     0                     0                     0
Percentage of Total Loans                      0.000000%             0.000000%             0.000000%             0.000000%

REO
---

Scheduled Principal Balance                         0.00                  0.00                  0.00                  0.00
Percentage of Total Pool Balance               0.000000%             0.000000%             0.000000%             0.000000%
Number of Loans                                        0                     0                     0                     0
Percentage of Total Loans                      0.000000%             0.000000%             0.000000%             0.000000%

Book Value of all REO Loans                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%

Current Realized Losses                                                                                               0.00
Additional Gains (Recoveries)/Losses                                                                                  0.00
Total Realized Losses                                                                                            13,085.18

  Subordination/Credit Enhancement Information

Protection                                                                                  Original               Current
----------                                                                                  --------               -------

Bankruptcy Loss                                                                           100,000.00            100,000.00
Bankruptcy Percentage                                                                      0.057105%             0.142555%
Credit/Fraud Loss                                                                       3,502,294.26                  0.00
Credit/Fraud Loss Percentage                                                               2.000000%             0.000000%
Special Hazard Loss                                                                     2,255,939.36          1,647 907.30
Special Hazard Loss Percentage                                                             1.288264%             2.349176%

Credit Support                                                                              Original               Current
--------------                                                                              --------               -------

Class A                                                                               170,297,946.00         67,108,223.43
Class A Percentage                                                                        97.249365%            95.666206%
Class M                                                                                   876,686.00            553,316.74
Class M Percentage                                                                         0.500635%             0.788781%
Class BI                                                                                2,801,835.00          1,768,366.53
Class B1 Percentage                                                                        1.600000%             2.520897%
Class B2                                                                                  963,131.00            607,876.15
Class B2 Percentage                                                                        0.550000%             0.866559%
Class B3                                                                                  175,114.94            110,523.94
Class B3 Percentage                                                                        0.100000%             0.157558%